UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 29, 2009

Radient Pharmaceuticals Corporation
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware
0-27689
33-0413161
_____________________
 (State or other jurisdiction
_____________
 (Commission
______________
 (I.R.S. Employer
of incorporation)
File Number)
Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California

92780
_________________________________
 (Address of principal executive offices)

___________
 (Zip Code)

Registrant’s telephone number, including area code:

714-505-4461
Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, unless the context otherwise requires: all references to “we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refers collectively to Radient Pharmaceuticals Corporation(“Radient Pharma”) and its direct and indirect subsidiaries including Jiangxi Jiezhong Bio-Chemical Pharmacy Company Limited (“JJB”), Jade Pharmaceutical, Inc. (“JPI”) as at the date of this Current Report on Form 8-K, and following the closing of the transactions contemplated by the Share Exchange Agreement referred to in Item 8.01 below.

Item 8.01.     Other Events

During the second quarter of 2009, our management became aware of internal management disputes in China that resulted in a deterioration of both operational and financial controls by JPI’s management over the operating entity JJB. We are in the process of re‐classifying our China pharmaceutical manufacturing and distribution business operations  JJB, which is conducted through JPI) as a business investment, rather than a consolidated operating subsidiary of our Company, based on the nature of the current relationship. On September 29, 2009, upon the Board’s approval, we entered into a binding agreement (the “Agreement”) among and with Mr. Henry Jia, Mr. Frank Zheng, Mr. Yuan Da Xia (the “China Shareholders”), which detailed the rights and duties of the parties and outlined the Company’s limited role in JPI’s future operations and JPI’s plan to raise money and become a public company on a Chinese Exchange. Pursuant to the Agreement, we are obligated to complete various agreements with the China Shareholders relating to the plan for the deconsolidation, including agreements that will reduce our interest in JPI/JJB to a minority ownership interest.  The Agreement contemplates the following:

•
Debt Conversion Agreement with the China Shareholders to convert certain accrued salaries and expenses currently owed to the China Shareholders into shares of JPI at a pre-conversion valuation of US$28 million for JPI;

•
Share Exchange Agreement for the exchange of certain shares of our stock currently held by the China Shareholders or their affiliates for stock of JPI at a pre-conversion valuation of US$28 million for JPI, subject to an independent valuation;

•	Debt Conversion Agreement between us and JPI in order to restructure certain debts of JPI/JJB that are owed to us; and
•	JPI will agree to use its best efforts to complete an IPO on the Shenzhen Stock Exchange, Hong Kong Stock Exchange, Shanghai Stock Exchange or a similar exchange by September 30, 2012.

          Despite the loss of control and deconsolidation of JPI, we still believe JPI has a promising future.  Yet, the deconsolidation process of JPI and JJB is anticipated to materially and adversely affect our 2009 earnigns and sales.  We may record a loss excluding one-time charges from the deconsolidation of JPI and JJB of a yet to be determined amount.  In addition, there can be no assurance that we will ever realize any significant value from our interest in JPI and JJB.

Item 9.01.  Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Exhibits

10.52  Deconsolidation Agreement, dated as of September 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radient Pharmaceuticals Corporation

October 1, 2009	/s/ Akio Ariura
Name: Akio Ariura
Title: Chief Financial Officer